Exhibit 10.18

INDEMNITY AGREEMENT

This Agreement is made as of the ___ day of ___, 202___.

BETWEEN:

TMC THE METALS COMPANY INC., a company incorporated under the Business Corporations Act (British Columbia) (the “Act”)

(the “Company”)

AND

__________, an individual having an address for mailing at __________

(the “Indemnified Party”)

WHEREAS:

A.	The Company wishes to have the Indemnified Party serve as _____ of the Company and, if applicable, as a director or officer of the entities listed in Schedule A attached hereto (collectively, the “Subsidiaries”, and each as applicable, a “Subsidiary”);

B.	As a condition to the Indemnified Party providing the service to the Company the Indemnified Party has requested an indemnity from the Company and the Company wishes that the Indemnified Party be indemnified in respect of the Indemnified Party’s service to the Company.

NOW THEREFORE, in consideration of the covenants contained herein, of the Indemnified Party’s agreement for continued service to the Company and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

1. Indemnification

(a)	The Company hereby agrees to indemnify and save harmless the Indemnified Party (and _____ heirs and successors or personal or other legal representatives) from and against any and all costs, charges and expenses and any and all judgments, penalties or fines, or any amount paid in settlement, (including, but not limited to, legal and other fees, a judgment, penalty, or fine awarded or imposed in, or any amount paid to settle any action or to satisfy any judgment), reasonably incurred by the Indemnified Party (or _____ heirs or successors or personal or other legal representatives) in respect of any civil, criminal, administrative, investigative or other proceeding or action, whether current, threatened, pending, or completed, in which the Indemnified Party is involved, including if joined as a party, or if liable for or in respect of a judgment, penalty or fine in, or expenses related to, such proceeding or action, by reason of:

(i)	being or having been the _____ of or acted in a similar capacity to, the Company, and/or

(ii)	being or having been a director or officer of each Subsidiary, and/or

(iii)	being or having been a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Company or (ii) at the request of the Company; and/or

(iv)	holding or having held, at the request of the Company, a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;

unless:

(v)	the Indemnified Party did not act honestly and in good faith with a view to the best interests of the Company or the applicable entity referenced in (ii) – (iv) above, as the case may be; and

(vi)	other than in a civil proceeding, the Indemnified Party did not have reasonable grounds for believing that _____ conduct in respect of which the proceeding was brought was lawful.

(b)	In addition, for the avoidance of doubt and without limitation of Section 1(a) above, the Company agrees:

(i)	to indemnify the Indemnified Party (and _____ heirs and successors or personal or other legal representatives) (and, if requested by the Indemnified Party, advance monies to the Indemnified Party under section 2) in respect of any proceeding by or on behalf of the Company or an affiliate to procure a judgment in its favour, to which the Indemnified Party is made a party because of the Indemnified Party’s association with the Company, against all costs, charges and expenses, as more fully referenced in Section 1(a), reasonably incurred by _____ in connection with such proceeding, provided the Indemnified Party has fulfilled the conditions described in subsections 1(a)(i) and 1(a)(ii) above and subject to the Company obtaining any necessary approval of a Court or the Company’s Articles, if required, to pay such indemnity or make such advance; and

(ii)	in the event that the approval of a Court is required to permit the payment of any indemnity or advance hereunder, the Company agrees to make application for and use its best efforts to obtain the Court’s approval to such payment or advance.

(c)	The intention of this Agreement is to provide the Indemnified Party indemnification and advancement of monies to the fullest extent permitted by law, including for negligence on the part of the Indemnified Party, and without limiting the generality of the foregoing and notwithstanding anything contained herein:

(i)	nothing in this Agreement shall be interpreted, by implication or otherwise, in limitation of the scope of the indemnification provided in subsections 1(a) and (b) hereof; and

(ii)	subsections 1(a) and 1(b) and section 2 are intended to provide indemnification to the Indemnified Party to the fullest extent permitted by the Act and, in the event that such statute is amended to permit a broader scope of indemnification (including, without limitation, the deletion or limiting of one or more of the provisos to the applicability of indemnification), subsections 1(a) and 1(b) and section 2, as applicable, shall be deemed to be amended concurrently with such amendment so as to provide such broader indemnification.

2. Advance of Costs

The Company agrees that it will advance monies to the Indemnified Party without security or interest for the costs, charges and expenses of a civil, criminal or administrative action or proceeding contemplated by section 1 above, promptly at the request of the Indemnified Party, with the understanding and agreement that, in the event it is ultimately determined that the Indemnified Party did not fulfil the conditions described in paragraph 1(a)(i) and 1(a)(ii) above, the Indemnified Party will repay to the Company the monies or the appropriate portion thereof, so paid in advance, and the Company may require a written undertaking to that effect as a condition to advancing such monies.

3. Other Rights and Remedies

Neither the right to indemnification and advance of moneys to cover costs, charges and expenses of the Indemnified Party set out in Sections 1 and 2 above, nor the making of any payment to the Indemnified Party pursuant thereto will be deemed to derogate from or exclude any other rights of indemnification or contribution to which the Indemnified Party may be entitled under any provision of the Act or otherwise at law or under the Articles of the Company or any vote of shareholders of the Company or otherwise, and the Company will, to the extent permitted by law, indemnify and save the Indemnified Party harmless from and against all other losses, liabilities, claims, damages, costs, charges or expenses that the Indemnified Party may suffer or incur by or as a result of the Indemnified Party serving as, or in a similar capacity to, the _____ Company, a director or officer of each Subsidiary, a director or officer of another corporation at a time when the corporation is or was an affiliate of the Company or at the request of the Company and/or, at the require of the company, a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity, as applicable.

4. No Presumption as to Absence of Good Faith

(a)	In respect of any claim for indemnification pursuant to this Indemnity, the Indemnified Party shall be presumed to have acted honestly and in good faith and with a view to the best interests of the Company.

(b)	Determination of any civil, criminal or administrative action or proceeding by judgment, order, settlement or conviction, or upon a plea of “nolo contendere” or its equivalent, shall not, of itself, create any presumption for the purposes of this Indemnity that the Indemnified Party did not act honestly and in good faith with a view to the best interests of the Company.

5. Right to Retain Independent Counsel

The Company shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defence of any claim, proceeding or other matter in which the Company has agreed to indemnify the Indemnified Party pursuant to this Agreement, including by approving counsel to act for the Indemnified Person jointly with the other indemnitees. In any such matter the Indemnified Party shall be entitled to retain other counsel to act on _____ behalf and, without limiting any other indemnification to which the Indemnified Party may be entitled, the fees and disbursements of such other counsel retained by the Indemnified Party shall be paid by the Company provided (i) the employment of such counsel has been authorized by the Company; or (ii) the Company has not assumed the defence and employed counsel therefor within a reasonable time after receiving notice of such action, suit, proceeding, claim or investigation; or (iii) counsel retained by the Company or the Indemnified Party has advised the Indemnified Party that representation of both parties by the same counsel would be inappropriate for any reason, including without limitation because there may be legal defences available to the Indemnified Party which are different from or in addition to those available to the Company or another indemnitee or that there is a conflict of interest between the Company and the Indemnified Party or another indemnitee (in either of which events the Company shall not have the right to assume control of the defence on the Indemnified Party’s behalf). No admission of liability shall be made by the Indemnified Party without the Company’s consent, which consent shall not be unreasonably withheld, and the Company shall not be liable for any settlement of any action, suit, proceeding, claim or investigation made without its consent, which consent shall not be unreasonably withheld.

6. Fee for Service

If the Indemnified Party, at the request of the Company or otherwise, assists or is required to assist in investigation, defending or appealing any civil, criminal or administrative action or proceeding, actual or threatened, against the Company, an Affiliate or any other officer or director of the Company or an Affiliate, in addition to being indemnified as provided above for any losses, liabilities, claims, damages, costs, charges or expenses incurred or suffered by the Indemnified Party, if the Indemnified Party is not then a full-time employee of the Company, the Indemnified Party shall be paid a daily fee by the Company for such services as determined appropriate by the Company, acting reasonably, in addition to any other remuneration to which the Indemnified Party may be legally entitled to receive from the Company.

7. Income or Other Tax

Without limiting the generality of the foregoing, should any payment made pursuant to this Agreement be deemed by Canada Revenue Agency or any other taxation authority of Canada or any political subdivision thereof to constitute a taxable benefit or otherwise be or become subject to any tax, then the Company shall pay to the Indemnified Party such additional amount as may be necessary to ensure that the amount received by or on behalf of the Indemnified Party, after the payment of or withholding for such tax, is equal to the amount of the actual losses, liabilities, claims, damages, costs, charges or expenses against which the Indemnified Party was to be indemnified hereunder.

8. Insurance

(a)	The Company agrees to make commercially reasonable efforts to purchase and maintain or cause to be purchased and maintained, while the Indemnified Party remains the _____ of, or continues to act in a similar capacity to the Company and for a minimum of six years thereafter, insurance for the benefit of the Indemnified Party against any liabilities incurred by _____ in _____ current capacity, or in a similar capacity to, the Company, on terms no less favourable (in terms of coverage and amounts) than such insurance maintained by the Company as at the date hereof.

(b)	The Company agrees to provide evidence to the Indemnified Party on an annual basis (on the anniversary date of this Agreement) for so long as the Company is obligated to maintain such insurance under the terms hereof, that it has procured such insurance and shall, upon request of the Indemnified Party, provide the Indemnified Party with a copy of the relevant insurance policy.

(c)	The Company will be subrogated to all rights that the Indemnified Party or any of the heirs and personal or other personal or legal representatives of the Indemnified Party may have under policies of insurance.

9. Effective Time

This Agreement shall be effective as and from the date hereof.

10. Legal Advice

The Indemnified Party hereby acknowledges that _____ has not received any legal advice from the Company and has been advised to seek independent legal advice as _____ deems necessary.

11. Notices

Unless otherwise permitted by this Agreement, all notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been fully given or made as of the date delivered or sent if delivered personally or sent by facsimile or as of the following business day if sent by courier or on the fifth business day after the date on which it is mailed if mailed by prepaid registered mail (provided that if there is an interruption in the regular postal service during such period arising out of a strike, walk-out, work slowdown or similar labour dispute in the postal system, all days during such interruption occurs shall not be counted) to the parties hereto at the following addresses:

(a)	if to the Indemnified Party, at:

________________________

Vancouver, B.C. __________

Attention: _______________

(b) if to the Company, at:

________________________

Attention: __________
Email: __________

or to such other address as each party may from time to time notify the other of in writing.

12. Severability

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)	the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing such provisions held to be invalid, illegal or unenforceable, that are not of themselves in whole invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

(b)	to the fullest possible extent, the provisions of this Agreement (including, without limitations, all portions of any paragraphs of this Agreement containing any such provisions held to be invalid, illegal or unenforceable, that are not of themselves in whole invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision which is held to be invalid, illegal or unenforceable.

13. Governing Law

The parties hereto agree that this agreement shall be construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada enforceable therein and the parties hereto submit to the jurisdiction of the Courts of British Columbia.

14. Further Assurances.

The parties hereto will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as another party hereto may reasonably request and is necessary or desirable to give effect to the provisions hereof.

15. Modification and Waiver

This Agreement contains the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements and undertakings between the parties with respect to the subject matter herein. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. Successors and Assigns

This Agreement shall be binding upon and enure to the benefit of the Company and its successors and assigns and to the Indemnified Party and _______ estate, executors, administrators, legal representatives, lawful heirs, successors and assigns.

17. Successor Legislation

Any references herein to any enactment shall be deemed to be references to such enactment as the same may be amended or replaced from time to time and, in the event that the Company is continued, incorporated, amalgamated or otherwise becomes governed by an enactment other than the Act, then all references herein to the Act shall be deemed to be references to such enactment as the same may be amended or replaced from time to time.

18. Counterparts

This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed electronic coy of this Agreement and such executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as at the date first above written.

TMC THE METALS COMPANY INC.

By:
Name:
Title:
Address:

INDEMNITEE

By:
Name:
Title:
Address: